UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 27, 2020

PARK NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street,	P.O. Box 3500,	Newark,	Ohio	43058-3500
(Address of principal executive offices) (Zip Code)

(740)	349-8451
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, without par value	PRK	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

        Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Not applicable.

(e) Compensatory arrangements entered into on January 27, 2020.

Supplemental Executive Retirement Benefits Agreement for Matthew R. Miller

On January 27, 2020, Matthew R. Miller ("Mr. Miller"), who serves as the President of each of Park and PNB, and PNB entered into a Supplemental Executive Retirement Benefits Agreement (the “2020 SERP Agreement”) effective as of the same day. The following description of the 2020 SERP Agreement is qualified in its entirety by reference to the copy of the 2020 SERP Agreement which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by this reference.

The SERP Agreement represents an unfunded, non-qualified benefit arrangement designed to constitute a portion of the aggregate retirement benefits for Mr. Miller. Under the 2020 SERP Agreement, Mr. Miller will be entitled to receive an annual supplemental retirement benefit of $190,100 (his “Full Benefit”), commencing on the first business day of the month of March following the later of (a) the date on which Mr. Miller separates from service (within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder (collectively, “Section 409A”)) with PNB and all of its affiliates and (b) Mr. Miller’s attainment of age 65 (his “Payment Commencement Date”) and on the first business day on or immediately after each anniversary of his Payment Commencement Date until Mr. Miller’s death. If Mr. Miller is a “specified employee” (within the meaning of Section 409A), no payment made following Mr. Miller’s separation from service with PNB and all of its affiliates may be made until the first day of the seventh month following the date of such separation from service. The amount paid on this later date will include the cumulative amount that could not be paid during the prior six-month period.

If Mr. Miller voluntarily resigns from full-time employment with PNB and its affiliates for any reason before attaining age 62, or PNB or any of its affiliates discharges Mr. Miller for any reason before he attains age 62, then Mr. Miller will not be entitled to any supplemental retirement benefits provided for in the 2020 SERP Agreement and the 2020 SERP Agreement will be immediately terminated, without any liability to PNB or any of its affiliates.

If Mr. Miller experiences a separation from service with PNB and its affiliates after age 62 but before age 65, Mr. Miller will receive, instead of his Full Benefit, an “Early Benefit” in a lesser amount which will be based on the year in which Mr. Miller separates from service. The Early Benefit will be paid in the same manner as described above with respect to a Full Benefit.

If a Change in Control (as defined in the 2020 SERP Agreement) occurs before Mr. Miller experiences a separation from service with PNB and its affiliates, Mr. Miller will become 100% vested and thus entitled to his Full Benefit upon any subsequent separation from service, other than for “Cause” (as defined in the 2020 SERP Agreement), prior to age 65. The Full Benefit will be paid in the same manner as described above with the respect to the payment of a Full Benefit without the occurrence of a Change in Control.

If Mr. Miller experiences a separation from service with PNB and its affiliates as a result of or in connection with an action or circumstance which constitutes “Cause” (as defined in the 2020 SERP Agreement) or if the Board of Directors of PNB determines, following Mr. Miller’s Payment Commencement Date, that Cause exists or existed, as appropriate, to terminate Mr. Miller, the 2020 SERP Agreement will immediately terminate and Mr. Miller will forfeit any right to receive future supplemental retirement benefits provided for in the 2020 SERP Agreement and must return all payments previously made under the 2020 SERP Agreement within 30 days after written demand therefor from PNB. In addition, Mr. Miller will forfeit the right to receive future payments of benefits under the 2020 SERP Agreement if he violates certain non-competition, non-solicitation of customers and non-solicitation of employee covenants set forth in the 2020 SERP Agreement during a period of 12 months following his separation from service with PNB and its affiliates.

The 2020 SERP Agreement will terminate upon the death of Mr. Miller.

Although PNB is under no obligation to set aside, earmark or otherwise segregate any funds with which to pay PNB’s obligations under the 2020 SERP Agreement, and Mr. Miller is and will remain an unsecured general creditor of PNB, PNB has purchased life insurance policies with respect to Mr. Miller in order to fund PNB’s obligations under the 2020 SERP Agreement. PNB anticipates that the life insurance policies will also provide a life insurance benefit for Mr. Miller if he should die before age 82. The amount of this life insurance benefit is intended to be equal to the present value of the stream of future supplemental retirement benefits which would have been paid under the 2020 SERP Agreement to Mr. Miller but had not been paid at the time of his death.

Amended and Restated Split-Dollar Agreements for Matthew R. Miller

2020 A&R Split-Dollar Agreement

On January 27, 2020, PNB and Mr. Miller entered into an Amended and Restated Split-Dollar Agreement (the “2020 A&R Split-Dollar Agreement”) effective as of the same day. The 2020 A&R Split-Dollar Agreement superseded Mr. Miller’s prior Split-Dollar Agreement dated June 15, 2015. The following description of the 2020 A&R Split-Dollar Agreement is qualified in its entirety by reference to the 2020 A&R Split-Dollar Agreement which is included as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by this reference.

Under the terms of the 2020 A&R Split-Dollar Agreement, PNB owns the life insurance policies (the “2020 A&R Split-Dollar Policies”) to which the 2020 A&R Split-Dollar Agreement relates and controls all rights of ownership with respect to the 2020 A&R Split-Dollar Policies. Mr. Miller has the right to designate the beneficiary (beneficiaries) to whom a portion of the death proceeds payable under the 2020 A&R Split-Dollar Policies is to be paid in accordance with the 2020 A&R Split-Dollar Agreement. Upon Mr. Miller’s death, his beneficiary (beneficiaries) will be entitled to an amount equal to the lesser of (a) the “Death Benefit” described in the 2020 A&R Split-Dollar Agreement or (b) 100% of the difference between the total death proceeds payable under the 2020 A&R Split-Dollar Policies and the defined “Cash Surrender Value” of the 2020 A&R Split-Dollar Policies at the time of Mr. Miller’s death (such difference being defined as the “Net at Risk Amount”).

The Death Benefit under Mr. Miller’s 2020 A&R Split-Dollar Agreement will be $3,653,000 if: (a) Mr. Miller dies while a full-time employee of PNB; (b) Mr. Miller experiences a separation from service with PNB and its affiliates within 12 months after a “Change in Control” (as defined in the 2020 A&R Split-Dollar Agreement) even if that separation of service occurs before Mr. Miller attains age 62; or (c) Mr. Miller dies after he has retired following the attainment of age 62 and prior to attaining age 66. If Mr. Miller dies after retiring and attaining age 66, the Death Benefit will be reduced each year and will be $0 if Mr. Miller dies on or after attaining age 82. In no event will the amount payable to Mr. Miller’s beneficiary (beneficiaries) exceed the Net at Risk Amount in each 2020 A&R Split-Dollar Policy as of the date of Mr. Miller’s death.

Payment of the Death Benefit after Mr. Miller’s retirement (as defined in the 2020 A&R Split-Dollar Agreement) will be subject to the following conditions:

•Except in the case of a Change in Control, after Mr. Miller's retirement, Mr. Miller has not been employed by any financial services firm offering like or similar product as PNB, except with written approval of PNB;

•Mr. Miller's termination of employment from PNB has not been for cause as determined by the Board of Directors of PNB: and

•Mr. Miller did not attain age 82 prior to his death.

PNB will be entitled to any death proceeds payable under the 2020 A&R Split-Dollar Policies remaining after payment to Mr. Miller’s beneficiary (beneficiaries). PNB and Mr. Miller’s beneficiary (beneficiaries) will share in any interest due on the death proceeds of the 2020 A&R Split-Dollar Policies on a pro rata basis based on the amount of proceeds due each person divided by the total amount of proceeds, excluding any such interest.

First Amendment to 2015 A&R Split-Dollar Agreement

On January 27, 2020, PNB and Mr. Miller entered into a First Amendment to the Amended and Restated Split-Dollar Agreement (the “First Amendment”) effective as of that same day. The First Amendment serves to amend the Amended and Restated Split-Dollar Agreement entered into effective as of August 4, 2015 by Mr. Miller and PNB (as amended by the First Amendment, the “2015 A&R Split-Dollar Agreement”) by adding another life insurance policy (so that there will be two) to which the 2015 A&R Split-Dollar Agreement pertains. The following description of the 2015 A&R Split-Dollar Agreement is qualified in its entirety by reference to the 2015 A&R Split-Dollar Agreement and the First Amendment which are included as Exhibit 10.4(a) and Exhibit 10.4(b), respectively, to this Current Report on Form 8-K and incorporated herein by this reference.

Under the terms of the 2015 A&R Split-Dollar Agreement, PNB owns the life insurance policies (the “2015 A&R Split-Dollar Policies) to which the 2015 A&R Split-Dollar Agreement relates and controls all rights of ownership with respect to the 2015 A&R Split-Dollar Policies. Mr. Miller has the right to designate the beneficiary (beneficiaries) to whom a portion of the death proceeds payable under the 2015 A&R Split-Dollar Policies is to be paid in accordance with the 2015 A&R Split-Dollar Agreement. Upon Mr. Miller’s death, his beneficiary (beneficiaries) will be entitled to an amount equal to the lesser of (a) the “Death Benefit” described in the 2015 A&R Split-Dollar Agreement or (b) 100% of the difference between the total death proceeds payable under the 2015 A&R Split-Dollar Policies and the cash surrender value of the 2015 A&R Split-Dollar Policies at the time of Mr. Miller’s death (i.e., the “Net at Risk Amount”).

The Death Benefit under the 2015 A&R Split-Dollar Agreement will be determined annually by PNB, and will be approximately two times Mr. Miller’s highest annual total compensation (i.e., the sum of the annual base salary and the annual cash bonus/incentive compensation paid to Mr. Miller during a calendar year of employment with PNB) during the last ten calendar years of his employment with PNB. In no event will the amount payable to Mr. Miller’s beneficiary (beneficiaries) exceed the Net at Risk Amount in the 2015 A&R Split-Dollar Policies as of the date of Mr. Miller’s death.

Payment of the Death Benefit after Mr. Miller’s retirement (as defined in the 2015 A&R Split-Dollar Agreement) will be subject to the following conditions:

•Except in the case of a "Change in Control" (as defined in the 2015 A&R Split-Dollar Agreement), after Mr. Miller's retirement, Mr. Miller has not been employed by any financial services firm offering like or similar products as PNB, except with written approval of PNB; and

•Mr. Miller's termination of employment from PNB has not been for cause as determined by the Board of Directors of PNB.

PNB will be entitled to any death proceeds payable under the 2015 A&R Split-Dollar Policies remaining after payment to Mr. Miller’s beneficiary (beneficiaries). PNB and Mr. Miller’s beneficiary (beneficiaries) will share in any interest due on the death proceeds of the 2015 A&R Split-Dollar Policies on a pro rata basis based on the amount of proceeds due each person divided by the total amount of proceeds, excluding any such interest.

Item 9.01 - Financial Statements and Exhibits.

(a)Not applicable

a.Not applicable

a.Not applicable

a.Exhibits. The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.  Description

10.1 Supplemental Executive Retirement Benefits Agreement, made and entered into effective as of January 27, 2020, between The Park National Bank and Matthew R. Miller

10.2 Amended and Restated Split-Dollar Agreement, made and entered into effective as of January 27, 2020, between The Park National Bank and Matthew R. Miller

10.3 Supplemental Executive Retirement Benefits Agreement, made as of June 15, 2015, between The Park National Bank and Matthew R. Miller

10.4(a) Amended and Restated Split-Dollar Agreement, made and entered into effective as of August 4, 2015, between The Park National Bank and Matthew R. Miller

10.4(b) First Amendment to the Amended and Restated Split-Dollar Agreement, made and entered into effective as of January 27, 2020, between The Park National Bank and Matthew R. Miller

104 Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: January 27, 2020	By:	/s/ Brady T. Burt
Brady T. Burt
Chief Financial Officer, Secretary and Treasurer